Exhibit 99.3

PHILLIPS EDISON GROCERY CENTER REIT I, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and For the Nine Months Ended September 30, 2017 and For the Year Ended December 31, 2016

On October 4, 2017, Phillips Edison Grocery Center REIT I, Inc. (“PECO,” the “Company,” “we,” “our,” or “us”) acquired certain real estate assets and the third-party asset management business of its sponsor and external advisor, Phillips Edison Limited Partnership (“PELP”), in a stock and cash transaction (the “PELP Transaction”). Under the terms of the PELP Transaction, PELP received (i) approximately 39.4 million operating partnership units (“OP units”) in our operating partnership, Phillips Edison Grocery Center Operating Partnership I, L.P. (“PECO OP”), excluding the 5.1 million vested and unvested Class B units in PECO OP already outstanding, (ii) $25 million in cash, and (iii) the right to receive up to approximately 12.49 million OP units if certain milestones are achieved, in exchange for the contribution of PELP’s ownership interests in 76 shopping centers, its third-party asset management business, and its captive insurance company.

The following unaudited pro forma condensed consolidated financial information sets forth:

•
The historical consolidated financial information as of and for the nine months ended September 30, 2017, derived from our unaudited consolidated financial statements, and the historical consolidated statement of operations for the year ended December 31, 2016, derived from our audited consolidated financial statements;

•
Pro forma adjustments to give effect to our acquisitions during 2016 and through September 30, 2017, and other investments, dispositions and significant debt activity on our consolidated statement of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016, as if these transactions occurred on January 1, 2016;

•
The historical financial information of PELP as of and for the nine months ended September 30, 2017, derived from PELP’s unaudited combined financial statements, and the historical combined statement of income for the year ended December 31, 2016, derived from PELP’s audited combined financial statements;

•
Pro forma adjustments to give effect to PELP’s acquisitions during 2016 and through September 30, 2017, and other investments, dispositions, and significant debt activity on PELP’s combined statements of income for the nine months ended September 30, 2017 and for the year ended December 31, 2016, as if these transactions occurred on January 1, 2016;

•	Pro forma adjustments to give effect to our acquisition of PELP on our consolidated balance sheet as of September 30, 2017, as if the acquisition closed on September 30, 2017; and

•
Pro forma adjustments to give effect to our acquisition of PELP on our consolidated statements of income for the nine months ended September 30, 2017 and for the year ended December 31, 2016, as if the acquisition closed on January 1, 2016.

Certain assets and liabilities of PELP included in the historical combined financial information, consisting primarily of certain working capital, investment in real estate assets, and investments in subsidiaries were not acquired and have been so reflected in the pro forma adjustments. Also, intercompany activity between PELP and us has been eliminated in the pro forma adjustments.

These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by our management; however, they are not necessarily indicative of what our consolidated financial condition or results of operations actually would have been assuming the PELP Transaction had been consummated as of the dates previously indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. These unaudited pro forma condensed consolidated financial statements do not include the impact of any synergies that may be achieved through the PELP Transaction nor any strategies that management may consider in order to continue to efficiently manage our operations. This pro forma condensed consolidated financial information should be read in conjunction with:

•
Our unaudited consolidated financial statements and the related notes thereto as of and for the nine months ended September 30, 2017 included in our Quarterly Report on Form 10-Q for the quarter then ended, filed with the Securities and Exchange Commission (“SEC”) on November 9, 2017;

•
Our audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2016 included in our Annual Report on Form 10-K for the year then ended, filed with the SEC on March 9, 2017;

•	PELP’s unaudited combined financial statements and the related notes thereto as of and for the nine months ended September 30, 2017 included herein; and

•	PELP’s audited combined financial statements and the related notes thereto for the year ended December 31, 2016 included herein.

The PELP Transaction will be accounted for as a business combination under Accounting Standards Codification 805 - Business Combinations. The total purchase price will be allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The allocations of the purchase prices reflected in these unaudited pro forma condensed consolidated financial statements have not been finalized and are based upon preliminary estimates of these fair values, which is the best available information at the current time. A final determination of the fair values of the assets and liabilities will be based on the actual valuations of the tangible and intangible assets and liabilities that exist as of the dates of completion of the acquisitions. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly from those used in the unaudited pro forma condensed consolidated financial statements and could result in a material change in depreciation and amortization of tangible and intangible assets and liabilities.

The completion of the valuations, the impact of ongoing integration activities, and other changes in tangible and intangible assets and liabilities that occur could cause material differences in the information presented.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2017
(In thousands)

	PECO Historical	PELP Historical (A)	PELP Adjustments (B)	PELP Pro Forma as Adjusted	PECO and PELP Transaction Adjustments (C)		Total Pro Forma
ASSETS
Total investment in real estate assets, net	$2,328,640	$375,267	$(20,869)	$354,398	$551,011	(D)	$3,234,049
Cash and cash equivalents	7,189	32,052	—	32,052	—		39,241
Restricted cash	6,025	11,078	(502)	10,576	—		16,601
Other assets, net	102,541	85,985	(7,576)	78,409	56,905	(E)	237,855
Real estate investments and other assets held for sale	4,863	5,802	(5,802)	—	—		4,863
Total assets	$2,449,258	$510,184	$(34,749)	$475,435	$607,916		$3,532,609
LIABILITIES AND EQUITY
Liabilities:
Mortgages and loans payable, net	$1,224,779	$503,847	$(2,821)	$501,026	$44,747	(F)	$1,770,552
Acquired below-market lease intangibles, net	42,080	3,625	—	3,625	48,410	(D)	94,115
Accounts payable – affiliates	4,567	1,138	(26)	1,112	(4,336)	(G)	1,343
Accounts payable and other liabilities	69,007	46,688	(3,926)	42,762	40,628	(H)	152,397
Liabilities of real estate investments held for sale	233	8,194	(8,194)	—	—		233
Total liabilities	1,340,666	563,492	(14,967)	548,525	129,449		2,018,640
Equity:
Total stockholders’ equity	1,090,893	(54,283)	(19,782)	(74,065)	7,476	(I)	1,024,304
Noncontrolling interests	17,699	975	—	975	470,991	(J)	489,665
Total equity	1,108,592	(53,308)	(19,782)	(73,090)	478,467		1,513,969
Total liabilities and equity	$2,449,258	$510,184	$(34,749)	$475,435	$607,916		$3,532,609

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2017
(In thousands, except per share amounts)

	PECO Historical	PECO Adjustments (K)	PECO Pro Forma as Adjusted	PELP Historical (L)	PELP Adjustments (M)	PELP Pro Forma as Adjusted	PECO and PELP Transaction Adjustments (N)		Total Pro Forma
Revenues:
Rental income	$157,425	$3,199	$160,624	$50,178	$(3,318)	$46,860	$2,961	(O)	$210,445
Tenant recovery income	50,442	2,083	52,525	13,263	(716)	12,547	—		65,072
Fees and management income	—	—	—	59,176	(619)	58,557	(35,702)	(P)	22,855
Other property income	911	(60)	851	918	(8)	910	—		1,761
Total revenues	208,778	5,222	214,000	123,535	(4,661)	118,874	(32,741)		300,133
Expenses:
Property operating	32,611	635	33,246	27,406	(458)	26,948	(11,317)	(Q)	48,877
Real estate taxes	31,136	868	32,004	8,460	(543)	7,917	—		39,921
General and administrative	25,438	(12)	25,426	27,992	(2,766)	25,226	(16,382)	(R)	34,270
Termination of affiliate arrangements	5,454	—	5,454	—	—	—	(5,454)	(S)	—
Acquisition expenses	466	(16)	450	—	—	—	—		450
Impairment of real estate assets	—	—	—	4,588	(4,588)	—	—		—
Depreciation and amortization	84,481	1,983	86,464	22,344	(1,807)	20,537	25,845	(T)	132,846
Total expenses	179,586	3,458	183,044	90,790	(10,162)	80,628	(7,308)		256,364
Other:
Interest expense, net	(28,537)	556	(27,981)	(14,850)	600	(14,250)	(30)	(U)	(42,261)
Transaction expenses	(9,760)	—	(9,760)	(3,911)	15	(3,896)	13,656	(V)	—
Other (expense) income, net	642	—	642	4,835	(4,150)	685	(270)	(V)	1,057
Net (loss) income	(8,463)	2,320	(6,143)	18,819	1,966	20,785	(12,077)		2,565
Net loss (income) attributable to noncontrolling interests	144	(52)	92	(283)	(30)	(313)	(281)	(W)	(502)
Net (loss) income attributable to stockholders	$(8,319)	$2,268	$(6,051)	$18,536	$1,936	$20,472	$(12,358)		$2,063
Earnings per common share:
Basic	$(0.05)	n/a	$(0.03)	n/a	n/a	n/a	n/a		$0.01
Diluted	$(0.05)	n/a	$(0.03)	n/a	n/a	n/a	n/a		$0.01
Weighted-average common shares outstanding:
Basic	183,402	n/a	183,402	n/a	n/a	n/a	n/a		183,402
Diluted	183,402	n/a	183,402	n/a	n/a	n/a	44,515	(X)	227,917

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2016
(In thousands, except per share amounts)

	PECO Historical	PECO Adjustments (K)	PECO Pro Forma as Adjusted	PELP Historical (L)	PELP Adjustments (M)	PELP Pro Forma as Adjusted	PECO and PELP Transaction Adjustments (N)		Total Pro Forma
Revenues:
Rental income	$193,561	$18,600	$212,161	$68,768	$(6,869)	$61,899	$4,586	(O)	$278,646
Tenant recovery income	63,131	8,065	71,196	19,850	(1,934)	17,916	—		89,112
Fees and management income	—	—	—	75,190	(1,196)	73,994	(42,996)	(P)	30,998
Other property income	1,038	(121)	917	549	(133)	416	—		1,333
Total revenues	257,730	26,544	284,274	164,357	(10,132)	154,225	(38,410)		400,089
Expenses:
Property operating	41,890	5,308	47,198	36,781	(2,596)	34,185	(13,887)	(Q)	67,496
Real estate taxes	36,627	4,505	41,132	11,160	(983)	10,177	—		51,309
General and administrative	31,804	197	32,001	37,837	(3,893)	33,944	(20,263)	(R)	45,682
Acquisition expenses	5,803	(1,490)	4,313	400	(156)	244	(4,381)	(V)	176
Impairment of real estate assets	—	—	—	4,044	(4,044)	—	—		—
Depreciation and amortization	106,095	12,049	118,144	28,389	(3,465)	24,924	35,769	(T)	178,837
Total expenses	222,219	20,569	242,788	118,611	(15,137)	103,474	(2,762)		343,500
Other:
Interest expense, net	(32,458)	(4,657)	(37,115)	(19,558)	1,603	(17,955)	(6,722)	(U)	(61,792)
Gain on disposition of properties	4,732	(4,732)	—	15,233	(15,233)	—	—		—
Other income (expense), net	1,258	—	1,258	353	(978)	(625)	(344)	(V)	289
Net income (loss)	9,043	(3,414)	5,629	41,774	(9,603)	32,171	(42,714)		(4,914)
Net (income) loss attributable to noncontrolling interests	(111)	27	(84)	(550)	67	(483)	1,525	(W)	958
Net income (loss) attributable to stockholders	$8,932	$(3,387)	$5,545	$41,224	$(9,536)	$31,688	$(41,189)		$(3,956)
Earnings per common share:
Basic	$0.05	n/a	$0.03	n/a	n/a	n/a	n/a		$(0.02)
Diluted	$0.05	n/a	$0.03	n/a	n/a	n/a	n/a		$(0.02)
Weighted-average common shares outstanding:
Basic	183,876	n/a	183,876	n/a	n/a	n/a	n/a		183,876
Diluted	186,665	n/a	186,665	n/a	n/a	n/a	41,726	(X)	228,391

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.
NOTES AND MANAGEMENT’S ASSUMPTIONS TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 — BASIS OF PRO FORMA PRESENTATION

Phillips Edison Grocery Center REIT I, Inc. (“PECO,” the “Company,” “we,” “our,” or “us”) is a real estate investment trust (“REIT”) that invests primarily in well-occupied, grocery-anchored, neighborhood and community shopping centers that have a mix of creditworthy national and regional retailers that sell necessity-based goods and services in diversified markets throughout the United States.

On October 4, 2017, we completed our acquisition of certain real estate assets, the third party asset management business, and the captive insurance company of our sponsor and external advisor, Phillips Edison Limited Partnership (“PELP”) in a stock and cash transaction valued at approximately $930 million. Under the terms of the agreement, PELP received approximately 39.4 million operating partnership units (“OP units”) in our operating partnership, Phillips Edison Grocery Center Operating Partnership I, L.P. (“PECO OP”), excluding the 5.1 million OP units and Class B units of PECO OP already outstanding, and $25 million in cash in exchange for the contribution of PELP’s ownership interests in 76 shopping centers, its third party asset management business, and its captive insurance company.

NOTE 2 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

(A)	Represents the historical financial condition as reflected in the combined financial statements of PELP as of September 30, 2017.

(B)	Adjustments reflect the exclusion of certain PELP properties, investments in certain entities, and working capital, including cash, that were not acquired in the PELP Transaction.

(C)
Represents adjustments to record the acquisition of PELP by us based upon the purchase price of approximately $930 million, excluding a $43 million earn-out liability (see item H). Additionally, intercompany activity between PELP and us has been eliminated. The calculation of the purchase price to be allocated is as follows (in thousands, except per share amounts):

Value of OP units issued(1)	$402,258
Debt assumed:
Corporate debt	432,091
Mortgages and notes payable	70,837
Cash payments	25,000
Total consideration	$930,186

(1)	Includes the issuance of 39.4 million OP units, excluding 5.1 million OP units and Class B units outstanding prior to the acquisition date, with an established value per unit of $10.20.

(D)
Reflects adjustments to record the estimated increase over PELP’s historical investment in real estate, as reflected in the PELP pro forma as adjusted column of the unaudited pro forma condensed consolidated balance sheet, based upon the preliminary estimated fair value for the tangible and intangible real estate assets and liabilities acquired.  These preliminary estimated fair values are as follows (in thousands):

Land and improvements	$265,219
Buildings and improvements	548,364
Acquired in-place lease assets	80,594
Acquired above-market lease assets	11,232
Total investment in real estate assets	$905,409
Acquired below-market lease liabilities	(52,035)
Estimated fair value of net real estate investments	$853,374

(E)
Reflects the (i) recording of acquired intangible assets, including approximately $60 million of management contracts and $65 million of goodwill, (ii) elimination of approximately $46 million of intercompany activity between PELP and us, (iii) write-off of approximately $15 million of PELP’s prepaid commissions and tenant allowance, and (iv) reduction to PELP’s straight line rent receivable of approximately $7 million.

(F)	Represents the following adjustments (in thousands):

New PECO debt acquired:(1)(2)
4.5-year unsecured term loan	$310,000
7-year unsecured term loan	175,000
Draw on PECO unsecured revolving credit facility to pay for PELP Transaction closing costs(3)	50,001
PELP debt refinanced as part of the acquisition:(1)
Unsecured term loans	(345,000)
Unsecured revolver	(87,091)
Paydown on PECO unsecured revolving credit facility(3)	(2,908)
Closing costs paid related to the PELP Transaction	(50,001)
Other:
Write-off of unamortized deferred financing expense and market debt adjustment related to PELP debt assumed	2,225
Deferred financing expense associated with new PECO debt	(9,403)
Fair value adjustment of PELP debt assumed by PECO	1,924
Pro forma adjustment to debt	$44,747

(1)
Upon completion of the PELP Transaction, PELP’s debt, except for the mortgages assumed by us, was refinanced with new, long-term debt instruments under current market conditions. Therefore, similar assumptions were made in regards to these pro forma consolidated financial statements.

(2)	Aside from refinancing PELP’s corporate-level debt outstanding at September 30, 2017, new debt was used to fund cash requirements associated with the acquisition.

(3)	Upon completion of the PELP Transaction, we extended the maturity on our revolving credit facility to October 2021, with additional options to extend the maturity to October 2022.

(G)	Reflects the elimination of intercompany activity between PELP and us.

(H)
Represents the addition of an estimated $43 million earn-out liability, recorded at fair value, which is payable to PELP shareholders contingent upon achieving certain milestones related to a liquidity event for our shareholders and reaching certain fundraising targets in Phillips Edison Grocery Center REIT III, Inc., of which PELP was a co-sponsor. The maximum payout is approximately 12.49 million OP units, or $137.4 million at an estimated value of $11.00 per share, and the liability will be adjusted quarterly through earnings. Additional adjustments include a $2.9 million increase in the value of Restricted Membership Units (“RMUs”), which are issued as part of a phantom equity compensation plan for employees, partially offset by a $5.1 million adjustment to remove our accrued expenses related to the PELP Transaction and a $0.2 million adjustment to remove PELP’s historical straight-line rent liability.

(I)	Represents the write-off of PELP’s historical equity, with various adjustments to reflect the purchase price allocation as well as the adjustments to PELP’s debt assumed in the PELP Transaction.

(J)
Reflects the adjustment to record the 39.4 million OP units issued to PELP, in addition to the vesting of the unvested Class B units currently outstanding, which are considered noncontrolling interests, as consideration for the transaction.

NOTE 3 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(K)
Reflects adjustments for properties acquired and sold by us during the nine months ended September 30, 2017, and the year ended December 31, 2016, to reflect their results as if they had been acquired or sold on January 1, 2016.

(L)	Reflects the historical results of operations of PELP for the nine months ended September 30, 2017, or for the year ended December 31, 2016.

(M)
Adjustments reflect the exclusion of PELP properties that (i) are not being acquired in the PELP Transaction or (ii) were disposed of prior to September 30, 2017. Additionally, adjustments were made for properties acquired during the nine months ended September 30, 2017, and throughout the year ended December 31, 2016, to reflect their results as if they had been acquired on January 1, 2016.

(N)
Represents adjustments related to the acquisition of PELP as though the PELP Transaction had occurred as of January 1, 2016. Additionally, intercompany activity between PELP and us has been eliminated.

(O)	Represents the following adjustments (in thousands):

	For the Nine Months Ended September 30, 2017	For the Year Ended December 31, 2016
Net increase in above- and below-market lease amortization(1)	$1,129	$1,568
Increase in straight-line rent	1,355	2,136
Write off of PELP’s tenant allowance adjustments	477	882
Pro forma adjustment to rental income	$2,961	$4,586

(1)
Based on the preliminary purchase price allocation, $11 million has been allocated to above-market leases and $52 million to below-market leases. The adjustment to rental income is calculated on a straight-line basis based on a five-year useful life for above-market leases and a 14-year useful life for below-market leases.

(P)	Reflects adjustments to eliminate PELP’s fees and management income earned from us, which are reflected in PELP’s historical combined financial statements.

(Q)	Represents the following adjustments (in thousands):

	For the Nine Months Ended September 30, 2017	For the Year Ended December 31, 2016
Eliminate PECO expenses paid to PELP	$(9,759)	$(12,452)
Capitalization of PECO leasing costs	(1,922)	(2,229)
Revalue PELP’s RMUs	426	835
Write off PELP’s straight-line rent bad debt	(62)	(41)
Pro forma adjustment to property operating	$(11,317)	$(13,887)

(R)
Primarily reflects adjustments to eliminate intercompany activity between us and PELP and our former advisor, in the amounts of $16.3 million and $19.4 million for the nine months ended September 30, 2017, and the year ended December 31, 2016, respectively. The remaining adjustment reflects straight-line rent adjustments related to PELP’s office leases, as well as RMU and incentive compensation adjustments in the amount of $0.1 million and $0.9 million for the nine months ended September 30, 2017, and the year ended December 31, 2016, respectively.

(S)
Adjustment reflects the removal of the costs associated with the termination of our relationship with American Realty Capital II Advisors, LLC (“ARC”). This was directly attributable to the PELP Transaction and terminated all remaining contractual and economic relationships between us and ARC.

(T)
Adjustment reflects the difference between PELP historical depreciation and amortization and the estimated depreciation and amortization for real estate investments, in-place leases, and other assets. Based on the preliminary purchase price allocation, $195 million has been allocated to land and $618 million to buildings and improvements. Depreciation expense is calculated on a straight-line basis based on our purchase price allocation and using a 28-year life for buildings, a four-year life for tenant improvements, and a seven-year life for land improvements. Additionally, our purchase price allocation includes $81 million of acquired in-place lease intangibles and $60 million of acquired management contract intangibles, which will be amortized using a six-year life and seven-year life, respectively.

The table below reflects the adjustments that were made to depreciation and amortization (in thousands):

	For the Nine Months Ended September 30, 2017	For the Year Ended December 31, 2016
Depreciation of buildings and improvements	$11,999	$18,446
Amortization of in-place leases	10,455	14,026
Amortization of management contracts	6,429	8,571
Amortization of other assets	(3,038)	(5,274)
Pro forma adjustment to depreciation and amortization	$25,845	$35,769

(U)	Represents the following adjustments (in thousands):

	For the Nine Months Ended September 30, 2017	For the Year Ended December 31, 2016
Interest expense eliminated on PELP debt refinanced as part of the acquisition(1)	$10,642	$14,777
Interest expense charged on new debt as part of refinancing(1)(2)	(10,246)	(19,629)
Change in interest on unsecured revolving credit facility borrowings	(619)	(2,306)
Amortization expense eliminated on financing costs associated with PELP debt refinanced as part of the acquisition	1,120	1,675
Amortization expense charged on financing costs associated with new debt as part of refinancing	(1,279)	(1,710)
Amortization expense on the fair value adjustment of PELP debt assumed by PECO	352	471
Pro forma adjustment to interest	$(30)	$(6,722)

(1)
Upon completion of the PELP Transaction, PELP’s debt, except for the mortgages assumed by us, was refinanced with new, long-term debt instruments under current market conditions. Therefore, similar assumptions were made in regards to these pro forma consolidated financial statements.

(1)	As of September 30, 2017 and December 31, 2016, the weighted-average interest rate on the new debt instruments was 2.8% and 3.0%, respectively.
Of the total pro forma mortgages and loans payable, we assumed that approximately $524.1 million of our unsecured debt was not fixed through derivative financial instruments, and as a result, we are subject to the potential impact of rising interest rates. The impact of a 0.125% increase in our projected interest rates for the nine months ended September 30, 2017, and the year ended December 31, 2016, would result in approximately $1.7 million and $2.2 million of additional interest expense, respectively.

(V)
Reflects the (i) removal of historical expenses related to the PELP Transaction, (ii) elimination of intercompany acquisition expenses, and (iii) removal of distribution income to PELP from us and from other PELP investments that are not being acquired.

(W)
Reflects the adjustment to income attributable to noncontrolling interests related to the 39.4 million OP units issued to PELP as consideration for the transaction in addition to the 5.1 million OP units and Class B units previously issued.

(X)
Reflects the increase in weighted-average dilutive shares related to the issuance of 39.4 million OP units and vesting of the unvested Class B units, assuming the PELP Transaction closed on January 1, 2016.

NOTE 4 — FUNDS FROM OPERATIONS (UNAUDITED)

Our historical and pro forma funds from operations (“FFO”) for the nine months ended September 30, 2017 are summarized as follows (in thousands, except per share amounts):

	PECO Historical	PECO Adjustments (K)	PECO Pro Forma as Adjusted	PELP Historical (L)	PELP Adjustments (M)	PELP Pro Forma as Adjusted	PECO and PELP Transaction Adjustments (N)	Total Pro Forma
Net (loss) income	$(8,463)	$2,320	$(6,143)	$18,819	$1,966	$20,785	$(12,077)	$2,565
Adjustments:
Depreciation and amortization of real estate assets	84,481	1,983	86,464	22,344	(1,807)	20,537	19,416	126,417
Impairment of real estate assets	—	—	—	4,588	(4,588)	—	—	—
Gain on sale of property	—	—	—	(3,170)	3,170	—	—	—
FFO	$76,018	$4,303	$80,321	$42,581	$(1,259)	$41,322	$7,339	$128,982
Weighted-average common shares outstanding:
Diluted	186,150	n/a	186,150	n/a	n/a	n/a	41,767	227,917
Earnings per common share:
Net (loss) income per share - diluted	$(0.05)	n/a	$(0.03)	n/a	n/a	n/a	n/a	$0.01
FFO per share - diluted	$0.41	n/a	$0.43	n/a	n/a	n/a	n/a	$0.57

Our historical and pro forma FFO for the year ended December 31, 2016 are summarized as follows (in thousands, except per share amounts):

	PECO Historical	PECO Adjustments (K)	PECO Pro Forma as Adjusted	PELP Historical (L)	PELP Adjustments (M)	PELP Pro Forma as Adjusted	PECO and PELP Transaction Adjustments (N)	Total Pro Forma
Net income (loss)	$9,043	$(3,414)	$5,629	$41,774	$(9,603)	$32,171	$(42,714)	$(4,914)
Adjustments:
Depreciation and amortization of real estate assets	106,095	12,049	118,144	28,389	(3,465)	24,924	27,198	170,266
Impairment of real estate assets	—	—	—	4,044	(4,044)	—	—	—
Gain on sale of property	(4,732)	4,732	—	(15,233)	15,233	—	—	—
FFO	$110,406	$13,367	$123,773	$58,974	$(1,879)	$57,095	$(15,516)	$165,352
Weighted-average common shares outstanding:
Diluted	186,665	n/a	186,665	n/a	n/a	n/a	41,726	228,391
Earnings per common share:
Net income (loss) per share - diluted	$0.05	n/a	$0.03	n/a	n/a	n/a	n/a	$(0.02)
FFO per share - diluted	$0.59	n/a	$0.66	n/a	n/a	n/a	n/a	$0.72

Pro forma FFO is presented for informational purposes only, and is based on available information and assumptions that our management believes to be reasonable; however, it is not necessarily indicative of what our FFO actually would have been assuming the PELP Transaction had occurred as of the dates indicated.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values, instead, have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, we consider FFO an appropriate measure of operating performance of an equity REIT. We use the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of depreciable real estate property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures, and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

FFO presented herein is not necessarily identical to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO should not be considered as an alternative to net income (determined in accordance with GAAP), as an indicator of our financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP), as measures of our liquidity, nor is FFO necessarily indicative of sufficient cash flow to fund all of our needs. We believe that in order to facilitate a clear understanding of our consolidated historical operating results, FFO should be examined in conjunction with net income as presented in the unaudited pro forma condensed consolidated financial statements.